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                                                                     EXHIBIT 5.1

                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022
                                 (212) 909-6000

                                                               February 25, 1997



MAPCO Inc.
1800 South Baltimore Avenue
Tulsa, Oklahoma 74119


                                   MAPCO Inc.
                       Registration Statement on Form S-3
                          (Registration No. 333-20837)
                      ---------------------------------

Ladies and Gentlemen:

              We have acted as counsel to MAPCO Inc., a Delaware corporation
(the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on
Form S-3 (Registration No. 333-20837) and Amendment No. 1 to the Registration Statement (collectively, the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of (i) debt securities of the Company (the "Debt Securities") to be issued pursuant to either the Senior
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MAPCO Inc.                              2                      February 25, 1997


Indenture (the "Senior Indenture," and Debt Securities issued thereunder and pursuant to the Registration Statement being referred to herein as the "Senior Debt Securities") to be entered into by the Company and The First National
Bank of Chicago, as trustee (the "Senior Trustee") or the Subordinated Indenture (the "Subordinated Indenture," and Debt Securities issued thereunder and pursuant to the Registration Statement being referred to herein as the "Subordinated Debt Securities") to be entered into by the Company and The First National Bank of Chicago, as trustee (the "Subordinated Trustee"), (ii) shares of preferred stock of the Company, no par value per share (the "Preferred Stock"), which may be issued in fractional interests of shares of preferred stock in the form of depositary shares and evidenced by depositary receipts pursuant to the Registration Statement, (iii) shares of common stock of the Company, par value $1.00 per share (the "Common Stock"), and (iv) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), in amounts, at prices and on terms to be determined at the time of offering. (The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively called the "Securities.")

              The Securities offered pursuant to the Prospectus may be issued in one or more series or issuances and will be limited to U.S.$500,000,000 aggregate public offering price (or, in the case of Debt Securities, its equivalent (based on the applicable exchange rate at the time of issue) if issued with principal amounts denominated in one or more foreign currencies, or such greater amount if issued at an original issue discount, as shall result in aggregate proceeds of U.S.$500,000,000 to the Company).


              In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other
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MAPCO Inc.                              3                      February 25, 1997



instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

              Based on the foregoing, we are of the following opinion:

              1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

              2. When (i) the issuance, execution and delivery by the Company of any of the Senior Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (ii) such Senior Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Senior Debt Securities are in compliance with then applicable law, such Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).

              3.  When (i) the issuance, execution and delivery by the Company of any of the Subordinated Debt Securities shall have been duly authorized by all
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MAPCO Inc.                              4                      February 25, 1997



       necessary corporate action of the Company and (ii) such Subordinated Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Subordinated Debt Securities are in compliance with then applicable law, such Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).

              4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation and By-laws and authorized by all necessary corporate action of the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and
       (iii) the shares of Preferred Stock have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating

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MAPCO Inc.                              5                      February 25, 1997



       thereto, assuming that the terms of such Preferred Stock are in compliance with then applicable law, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

              5. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

              6.  When (i) the issuance, execution and delivery by the Company of any of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (ii) the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and (iii) such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement or supplements relating to such Warrants and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).
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MAPCO Inc.                              6                      February 25, 1997


              We are members of the Bar of the State of New York and no opinion is expressed herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.


              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                           Very truly yours,

                                           /s/ DEBEVOISE & PLIMPTON